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Subsidiaries of Registrant Exhibit 21                               Exhibit 21


     Trust or its subsidiaries have an interest in 22 partnerships and 5 joint ventures as follows: a 50% partnership interest in 17 partnerships; a 40% partnership interest in two partnerships; a 60% partnership interest in one partnership, a 65% partnership interest in one partnership, a 75% partnership interest in one partnership and a 87.5% partnership interest in one other partnership. In addition, Trust has a 50% interest in 3 joint ventures and a 25% interest in 2 joint ventures.

     Trust accounts for its investments in partnerships and joint ventures which it does not "control" using the equity method of accounting. These investments, which represent 25% to 87.5% ownership interests, are recorded at Trust's cost adjusted for Trust's net equity in the income and cash contributions and distributions.

Names of Partnership                   State of Organization    Percentage Owned

--------------------                   ---------------------    ----------------

Bailey Associates                                PA                    50%

Cambridge Apartments                             PA                    50

Chippewa Associates                              PA                    50

Countrywood Apartments Limited                   FL                    50
Partnership

Eagles Nest Associates                           FL                    50

East Lampeter Associates                         PA                    50

Elizabethtown Associates                         PA                    50

Fox Run Apartments                               PA                    50

Fox Run Del Associates                           DE                    50

Gateway Mall Associates                          FL                    60

Laurel Mall Associates                           PA                    40

Lehigh Valley Associates                         PA                    50

New Regency Hilltop Associates                   VA                    65

Palmer Park Mall Venture                         PA                    50

Rancocas Limited Partnership                     NJ                    75

Regency Associates                               NE                    50

Rio Grande Venture                               PA                    50

Turren Associates                                FL                    50

Waynesburg Associates                            PA                    50

Windsong Apartments Limited                      FL                    40
Partnership

VLRC Associates                                  FL                   87.5

Will-O-Hill Apartments                           PA                    50

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     Trust owns 100% of thirteen corporations which hold partnership interests as follows: two incorporated in Delaware, one which holds a 50% interest, one with a 40% interest; eight incorporated in Florida, four which hold a 50% interest, one a 60% interest and two a 1% interest; one incorporated in Nebraska which holds a 50% interest and one in Virginia which holds a 65% interest and one incorporated in Maryland which holds a 1% interest.

Names of Subsidiaries                State of Organization     Percentage Owned

---------------------                ---------------------     ----------------

Berdel, Inc.                                  DE                     100%

Berfla, Inc.                                  FL                     100

Blanding, Inc.                                FL                     100

Burren, Inc.                                  FL                     100

Larmes, Inc.                                  DE                     100

PR Countrywood Inc.                           FL                     100

PR West Palm Inc.                             FL                     100

PR VA Regency Inc.                            VA                     100

PR Windsong Inc.                              FL                     100

RA Inc.                                       NE                     100

Stones Inc.                                   FL                     100

PR Mandarin, Inc.                             FL                     100

PR Forestville Inc.                           MD                     100

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